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Exhibit 23.3

                        CONSENT OF DIRECTOR NOMINEE

   I hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form

S-1 of the initial public offering of common stock $0.005 par value per share of DigitalWork.com, Inc.

(the "Corporation") of my biographical information and the disclosure of my status as a director nominee of the Corporation.

                                          /s/ Edward C. Coppola
                                          _____________________________________

                                          Edward C. Coppola